SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

POINT.360

(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)

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(5)

Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:

“From Camera to Customer, Turn to Us.”

25 March 2005

Dear Shareholders:

In calendar 2004, Point.360 took major steps to solidify the Company’s operations.  We completed the acquisition of International Video Conversions, Inc. (IVC), consolidated four media storage facilities into one, restructured our banking relationship to significantly improve cash flow, and settled several legal actions.  In February 2005, we purchased the assets and business of Sound Solutions, LLC to enhance our audio restoration capabilities.

Revenues for 2004 were $63.3 million, down 2% from 2003’s $64.9 million.  In 2004, IVC contributed $6.5 million of sales.  In 2004, we experienced lower sales for advertising spot distribution due to industry trend toward lower-priced electronic delivery and some downward fluctuations in ordering patterns from major customers.

In 2004, Point.360 generated a profit of $1.2 million, or $0.13 per diluted share, a decrease of $1.9 million, or $0.20 per share from 2003.  Both years included a write-off of approximately $1.0 million (about $0.6 million after tax benefit, or $0.6 per share) related to a terminated proposed acquisition and financing package together with the related settlement costs.  2004 results were also penalized by approximately $0.8 million of duplicated rent and moving costs associated with the creation of our new Media Center storage facility.  2003 results benefited from a $0.6 million credit associated with an interest rate swap contract that expired late in that year.

In March 2004, we entered into a new revolving credit and term loan agreement with our two banks.  The available credit was expanded concurrent with the July 2004 IVC acquisition.  We also established a new banking relationship when we purchased the Media Center building in August 2004.  While we incurred about $6.4 million of mortgage debt for the real property purchase, the total debt service will be less than future rental payments.

To put Point.360’s debt structure in perspective, our total net current and long-term bank borrowings (debt less cash on hand) increased from $8.7 million at December 31, 2003 to $21.0 million at December 31, 2004, but our scheduled debt service (principal and interest payments) declined from $9.2 million in 2003 to an annualized $3.8 million in 2004.

In April 2004, we introduced Spot.360 to give our customers a sophisticated real-time internet-based ordering and asset management tool, which has been well accepted.  In the second half of 2004, we invested in improving our sales team to address our changing market.  We look forward to a better 2005 as we reap the benefits of our 2004 investments and accomplishments and capitalize on internal and external growth opportunities.

Sincerely,

Haig S. Bagerdjian

Chairman of the Board,

President and Chief Executive Officer

POINT.360

2777 N. Ontario Street

Burbank, California 91504

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 4, 2005

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To the Shareholders of Point.360:

The Annual Meeting of shareholders of Point.360 (the “Company”) will be held at 2777 N. Ontario Street, Burbank, CA 91504, on May 4, 2005 at 3:00 p.m., local time, to consider and vote upon the following matters:

1.

The election of directors.

2.

To approve the 2005 Equity Incentive Plan of Point.360.

3.

To ratify and approve the appointment of Singer Lewak Greenbaum & Goldstein LLP as independent auditors for our fiscal year ending December 31, 2005.

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To transact such other business as may properly come before the meeting or any adjournment thereof.

Information concerning these matters, including the names of the nominees for the Company’s Board of Directors (the “Board”), is set forth in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 25, 2005 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are requested to sign, date and complete the enclosed proxy and return it promptly in the accompanying postage-prepaid, pre-addressed envelope whether or not they expect to attend the meeting to ensure that their shares will be represented. Any shareholder giving a proxy has the right to revoke it at any time before it is voted.

Haig S. Bagerdjian
Chairman of the Board
of Directors, President
and Chief Executive Officer

March 25, 2005

PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTES ARE COUNTED.

POINT.360

2777 N. Ontario Street

Burbank, California 91504

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PROXY STATEMENT

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GENERAL INFORMATION

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Point.360 (the “Company”) of proxies for use at the Annual Meeting of Shareholders to be held on May 4, 2005, and at any adjournment thereof. This proxy statement is first being mailed to shareholders on or about March 25, 2005. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the meeting.

All shares of the Company’s Common Stock (as defined below under “Record Date and Stock Entitled to Vote”) represented by a properly completed proxy received in time for the Annual Meeting will be voted by the proxy holders as provided therein. Where a shareholder specifies a choice on the proxy with respect to any matter to be voted upon, the shares will be voted accordingly by the proxy holders. If no direction is given in the proxy, it will be voted “FOR” the election of the directors nominated, “FOR” the approval of the 2005 Equity Incentive Plan of Point.360, “FOR” ratification and appointment of Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) as independent auditors and in accordance with the best judgment of the proxy holders with respect to any other business that properly comes before the annual meeting.

In addition to solicitation by mail, regular employees of the Company and its Transfer Agent may solicit proxies in person or by telephone without additional compensation. The Company will pay persons holding shares in their names or in the names of their nominees, but not owning such shares beneficially, for the expenses of forwarding soliciting materials to the beneficial owners. The Company will bear all expenses incurred in soliciting its shareholders. Such expenses are estimated not to exceed $10,000.

Revocability of Proxy

Any proxy given by a shareholder of the Company may be revoked at any time before it is voted at the Annual Meeting by a written notice of revocation to the Secretary of the Company, or by filing a duly executed proxy bearing a later date, or upon request if the shareholder is present at the meeting.

Record Date and Stock Entitled to Vote

Only holders of record of Common Stock at the close of business on March 25, 2005, are entitled to notice of and to vote at the meeting or any adjournment thereof. The outstanding voting securities of the Company on that date consisted of 9,345,621 shares of Common Stock.

Voting Rights

Holders of the Company’s Common Stock are entitled to one vote for each share held as of the above record date, except that in the election of directors each shareholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected, which number is currently five. The shareholder may cast these votes all for a single candidate or may distribute the votes among any or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of an intention to cumulate votes. In such an event, the proxy holder may allocate among the management nominees the votes represented by proxies in the proxy holder ’s sole discretion.

Quorum; Shareholder Vote

A majority of the outstanding shares of the Company must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business.  Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting on the item will be required for approval, provided that the shares voting affirmatively must also constitute a majority of the required quorum for the meeting.

ELECTION OF DIRECTORS

(Item 1 on proxy card)

The following table sets forth information concerning the nominees of management for directors for the ensuing year. Each nominee has agreed to serve as a director if elected. The term of office for all nominees listed below will expire at the next annual meeting to be held in 2006 or when their successors are elected and qualified. If any of the nominees listed below is unable to serve as a director, the proxy holders will vote for a substitute nominee or nominees recommended by the Board of Directors.

Name	Principal Occupation And Business Experience Including Service on Other Boards	Age	Year First Elected Director

Robert A. Baker(A) (B) (C)	President and Chief Executive Officer	66	2000
	of RAB Associates

Haig S. Bagerdjian	Chairman of the Board, President and
	Chief Executive Officer of Point.360	48	2000

Greggory J. Hutchins (B) (C)	Partner, Holthouse Carlin & Van Trigt LLP	43	2000

Sam P. Bell(A) (B) (C)	President, Los Angeles Business Advisors	68	2002

G. Samuel Oki (A) (C)	President, Meta Information Services, Inc.	54	2004

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(A) Member of the Audit Committee

(B) Member of the Compensation Committee

(C) Member of the Nominating and Governance Committee

Meetings and Committees

The standing committees of the Board of Directors are the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls and disclosure controls and procedures and the Company’s financial reporting process that management and the Board have established, and by endeavoring to maintain free and open lines of communication among the Audit Committee, the Company’s independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to prepare the Company’s financial statements. Management is responsible for preparing the Company’s financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent auditors are responsible for auditing those financial statements and expressing their opinion as to their condition, results of operations and cash flows. However, the Audit Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is currently responsible for considering and approving the appointment of and approving all engagements of, and fee arrangements with, the Company’s independent auditors.

In 2000, the Board adopted a written Audit Committee Charter. It was amended in 2003 and 2004, and a copy of the Audit Committee’s Charter is attached as Appendix A to this proxy statement and is also on the Company’s website at www.point360.com.

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become directors of the Company, selects the director nominees for each annual meeting of shareholders (or recommends director nominees for the Board’s selection), oversees a periodic evaluation of the Board and management, and will develop and recommend to the Board a set of corporate governance principles.  A copy of the Nominating and Governance Committee’s Charter is on the Company’s website at www.point360.com.

The Compensation Committee reviews and provides recommendations to the Board of Directors regarding executive compensation matters. A copy of the Compensation Committee’s Charter is on the Company’s website at www.point360.com.

The Board of Directors has determined that each director other than the Company’s Chief Executive Officer, Haig S. Bagerdjian, is “independent” within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market, Inc., and that each member of the Audit Committee, the Nominating and Governance Committee and the Compensation Committee is “independent” within the meaning of Rule 4200(a)(15).

During the fiscal year ended December 31, 2004, the Board of Directors held seven meetings. The Audit and Compensation Committees each held four meetings during the fiscal year ended December 31, 2004, either separately or in conjunction with regular meetings of the Board of Directors. The Nominating and Governance Committee held one meeting during the fiscal year ending December 31, 2004. During 2004, each director attended all of meetings of the Board and of committees of the Board on which he served during his respective term as a director.

Director Nominee Criteria and Process

The Nominating and Governance Committee will consider shareholder nominations for candidates for membership on the Board. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. Any shareholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Point.360
2777 N. Ontario Street

Burbank, CA 91504

The Nominating and Governance Committee believes that members of the Board should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee will periodically assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers shareholder nominations for candidates for t he Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

All five of the director nominees identified in this proxy statement currently serve as directors of the Company and were elected as directors at our 2004 annual meeting of shareholders.

Shareholder Communications with the Board of Directors

Any shareholder who desires to communicate with the entire Board of Directors or with specified directors should send a letter to the Company’s Corporate Secretary at the address listed above. All such letters will be sent to all Board members or, if applicable, to the directors specified by the shareholder.

Directors’ Attendance at Annual Shareholder Meetings

Directors are encouraged by the Board to attend annual meetings of the Company shareholders. All directors attended the 2004 annual meeting of shareholders.

PROPOSAL TO APPROVE THE 2005 EQUITY INCENTIVE PLAN OF POINT.360

(Item 2 on proxy card)

In February 2005, the Board of Directors adopted the 2005 Equity Incentive Plan of Point.360 (the “2005 Plan”). Implementation of the 2005 Plan is subject to shareholder approval. A copy of the 2005 Plan is attached as Appendix B to this Proxy Statement. [You said you are attaching the amended Audit Committee charter.]

A summary of the 2005 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2005 Plan.

Summary of the 2005 Plan

The purpose of the 2005 Plan is to encourage our employees, officers, directors, consultants and advisors to improve operations and increase our profitability, and increase the interest of our employees, officers, directors, consultants and advisors in our welfare through participation in the growth in value of our common stock. The 2005 Plan was adopted by our Board of Directors on February 16, 2005. As of March 17, 2005, the closing price of our common stock on the Nasdaq National Market was $3.21 per share.

The 2005 Plan authorizes the granting of awards to our employees, officers, directors, consultants and advisors and to employees, officers, directors, consultants and advisors of the Company and our affiliates. Under certain circumstances, options under the 2005 Plan may be granted to persons who are expected to become our employees, directors, consultants or advisers, but are not employees, directors, consultants or advisers at the date of approval. The following awards are available under the 2005 Plan:

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options to purchase shares of common stock, which may be incentive stock options or non-qualified stock options;

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stock appreciation rights; and

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restricted stock.

The aggregate number of shares of our common stock reserved and available for awards under the 2005 Plan is 2,000,000 shares. The maximum number of shares of common stock with respect to one or more options, stock appreciation rights and/or restricted stock that we may grant during any 12-month period under the 2005 Plan to any one participant is 500,000.

Administration

The Plan is administered by our Board of Directors or by a committee of our Board of Directors (the “Administrator”). The Administrator has the power, authority and discretion to:

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designate participants;

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determine the types of awards to grant to each participant and the number, terms and conditions of any award;

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establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the 2005 Plan; and

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make all other decisions and determinations that may be required under, or as the Administrator deems necessary or advisable to administer the 2005 Plan.

Awards

Stock Options. The 2005 Plan authorizes us to grant options to purchase shares of common stock which are “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”) as well as “non-qualified options” (“NQOs”) that do not satisfy the requirements of the Code applicable to ISOs. All options will be evidenced by a written agreement, which will include provisions specified by the Administrator and will specify if the option is an ISO or NQO. Options granted under the 2005 Plan will be exercisable (a) immediately as of the effective date of the stock option agreement granting the option, or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the written stock option agreement relating to the options. The exercise price of an NQO will be no less than the fair market value of the underlying common stock on the date of grant. The exercise price of an ISO option may not be less than the fair market value of the underlying stock on the date of grant. No option may be granted after 10 years from the date of adoption of the 2005 Plan or the grant date.

Except as provided below, when the participant gives written notice of exercise of an option to us, the participants will deliver the exercise price to us in cash, or the Administrator may also authorize payment by one or more of the forms below:

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by a promissory note for all or part of the option price, payable on such terms and bearing such interest rate as determined by the Administrator which may be with or without security or collateral, provided that this method of payment is not available to a participant who is a director or executive officer;

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by shares of common stock already owned by the optionee and valued at fair market value on the exercise date;

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through a special sale and remittance procedure pursuant to which the optionee shall immediately sell shares issuable upon exercise of the option sufficient to enable the optionee to remit to us the exercise price out of the sale proceeds plus all applicable federal, state and local income and employment taxes required to be withheld by us; or

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by means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights, either alone or in tandem with option awards. The grant price of a stock appreciation right shall be no less than the fair market value of a share on the date of grant of the stock appreciation right. Upon the exercise of a stock appreciation right, a participant shall be entitled to receive common stock at a fair market value equal to the benefit to be received by the exercise. All awards of stock appreciation rights will be evidenced by a written agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by the Administrator at the time of grant. No stock appreciation right shall be exercisable later than the tenth anniversary of its grant.

Restricted Stock. The Administrator may make awards of restricted stock, which will be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock). All awards of restricted stock will be evidenced by a written agreement. No award of restricted stock may be granted after 10 years from the date of adoption of the 2005 Plan.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution. During the life of the participant an option or stock appreciation right shall only be exercisable by the grantee.

Withholding and Employment Taxes. At the time of exercise of an option or a stock appreciation right, the participant shall remit to the Company in cash all applicable federal and state withholding and employment taxes. The tax obligation may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the holder’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate (this remittance option is not available to directors or executive officers), (ii) tendering to the Company previously owned shares of common stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of common stock (with a fair market value equal to the required amount), which are acquired upon exercise of the option or stock appreciation right, withheld by the Company.

Termination of Employment. If a holder of an option or stock appreciation right ceases to be employed by us or any of our affiliates (whether as employee, consultant or advisor), for any reason except due to a leave of absence approved by the Administrator if the leave does not exceed 90 days or if longer if the participant’s right to reemployment is guaranteed contractually or by statute, options and stock appreciation rights that are held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of such termination (but in no event after the option or stock appreciation right has expired).

Change in Control/Corporate Transaction. The 2005 Plan provides that, except as set forth in an individual award agreement, upon the occurrence of a corporate transaction: (1) the Administrator shall notify each participant at least 30 days prior to the consummation of the corporate transaction or as soon as may be practicable and (2) all options and stock appreciation rights shall terminate and all restricted stock shall be forfeited immediately prior to the consummation of such corporate transaction unless the committee determines otherwise in its sole discretion. A “corporate transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a tender offer shall be made and consummated for the ownership of 35% or more of the outstanding voting securities of the Company; (iv) a sale of all or substantially all of the assets of the Company; or (v) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert.

No Guarantee of Continued Employment. Nothing in the 2005 Plan or any award granted pursuant to the 2005 Plan shall interfere with or limit in any way the right of the Company or of any of its affiliates to terminate the employment, consulting or advising of any participant at any time, nor confer upon any participant any right to continue in the employ of, or consult or advise with, the Company or any of its affiliates.

Non-Compete Agreement. As a condition to the receipt of common stock pursuant to the exercise of an option or the receipt of restricted stock, the participant may be required not to render services for any organization, or engage directly or indirectly in any business, competitive with the Company at any time during which (i) an option is outstanding to the participant and for six months after any exercise of an option and (ii) restricted stock is owned by the participant and for six months after the restrictions on such restricted stock lapse. If a participant fails to comply with this condition, the option and shares issuable upon exercise of the option and/or the award of restricted stock may be rescinded and the benefit of such exercise, issuance or award will be repaid to the Company.

Termination and Amendment

Our Board of Directors may at any time amend or discontinue the 2005 Plan. No amendment or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board of Directors otherwise concludes that stockholder approval is advisable. However, no termination or amendment of the 2005 Plan may adversely affect any award previously granted to the participant without his/her written consent. The 2005 Plan (but not option or stock appreciation rights previously granted under the 2005 Plan) shall terminate within 10 years from the date of its adoption by the Board of Directors. Termination of the 2005 Plan shall not affect any outstanding option or stock appreciation rights or the terms applicable to previously awarded restricted stock.

Federal Income Tax Consequences

The following discussion is a summary of the federal income tax provisions relating to the grant and exercise of awards under the 2005 Plan and the subsequent sale of common stock acquired under the 2005 Plan. The tax effect of your awards may vary depending upon your particular circumstances, and the income tax laws and regulations change frequently.

Nonqualified Stock Options. There will be no federal income tax consequences to the participant or to us upon the grant of a NQO under the 2005 Plan. When the participant exercises a NQO, however, the participant will recognize ordinary income, subject to payroll tax withholding, in an amount equal to the excess of (a) the fair market value of the common stock “option shares” that the participant receives upon exercise of the option at the time the participant exercised the option, over (b) the exercise price, and we will be allowed a corresponding deduction, subject to certain limitations under Section 162(m) of the Code. Any gain that the participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options. There will be no federal income tax consequences, other than alternative minimum tax discussed below, to the participant or to us upon the grant or exercise of an ISO. If the participant does not dispose of the option shares for at least two years after the date the option was granted to the participant and one year after the participant exercises the option, the difference between (a) the exercise price and (b) the amount the participant realizes upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required periods end, the participant will recognize taxable ordinary income in an amount equal to the excess of (a) the fair market value of the option shares at the time the participant exercised the option (or, if less, the fair market value at the time of the disposition), over (b) the exercise price, and we will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Code Section 162(m).

While the exercise of an ISO does not result in current income under the regular income tax, the excess of (a) the fair market value of the option shares at the time the participant exercises the option, over (b) the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax income (unless the participant makes a disqualifying disposition of these shares in the year of exercise).

Stock Appreciation Rights. The participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the amount of the fair market value of any shares of common stock the participant receives will be ordinary income, subject to payroll tax withholding, and we will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Code Section 162(m).

Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted to the participant. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount the participant paid for the stock), subject to payroll tax withholding, and we will be allowed a corresponding tax deduction at that time, subject to certain limitations under Code Section 162(m). If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the excess, if any, of the fair market valu e of the stock as of that date over the amount the participant paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to certain limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant as capital gain when the participant is able to sell the stock and the participant elects to sell. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the participant’s Code Section 83(b) election, but the participant may take a loss for anything that the participant might have paid for the stock.

New Plan Benefits

No awards have been made under the 2005 Plan, and the Compensation Committee has not yet selected the persons who will receive awards under the 2005 Plan or determined the terms and conditions of such awards.

Termination of the Company’s Other Stock Option Plans

If the 2005 Plan is approved by shareholders at the May 4, 2005 annual meeting, the Company’s existing 1996 Stock Incentive Plan and 2000 Nonqualified Stock Option Plan (together, the “Old Plans”) will be terminated, except that outstanding options under the Old Plans will not be terminated. Under the Old Plans, as of December 31, 2004, options to purchase 2,352,947 shares of the Company’s common stock were outstanding with further grant availability of 2,494,828 shares. As stated above, the 2005 Plan will authorize the possible issuance of 2,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN.

PROPOSAL TO RATIFY THE APPOINMENT OF INDEPENDENT AUDITORS

(Item 3 on proxy card)

We are asking you to ratify the Board’s selection of Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) as our independent auditors for the fiscal year ending December 31, 2005.

Effective July 26, 2002, the Company, through action of its Audit Committee, engaged Singer Lewak as its independent auditors. Singer Lewak audited the Company’s financial statements for the 2002, 2003 and 2004 fiscal years.

A representative of Singer Lewak is expected to be available at the Annual Meeting to make a statement, if he desires, and to answer your questions.

We are submitting this proposal to you because we believe that such action follows sound corporate practice. If ratification of the appointment of Singer Lewak as our independent public auditors is not obtained at the Annual Meeting, the Audit Committee will reconsider its appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWAK AS INDEPENDENT PUBLIC ACCOUNTANTS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company is comprised of the three independent directors, who have signed this report, and the Audit Committee operates under a written charter. The purpose of the Audit Committee is to monitor the integrity of the financial statements of the Company, review the Company’s internal accounting procedures and controls, oversee the independence, qualification and performance of the Company’s independent accountants, and appoint the independent accountants.

The Board of Directors has determined that Messrs. Baker, Oki and Bell are independent (within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. and Section 10A(m)(3) of the Securities Exchange Act of 1934 and applicable rules of the Securities and Exchange Commission). The Board has also determined that Messrs. Baker, Bell and Oki are each an “audit committee financial expert” under applicable Securities and Exchange Commission rules.

During fiscal year 2004, the Audit Committee met with the senior members of the Company’s management team and the Company’s independent accountants. The Audit Committee also met separately with the Company’s independent accountants and separately with the Company’s Chief Financial Officer. The parties discussed financial management, accounting and internal controls.

The Audit Committee appointed (subject to ratification by the shareholders) Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent accountants and reviewed with the Company’s financial management and the independent accountants the overall audit scope and plans, the results of internal and external audit examinations, evaluations by the accountants of the Company’s internal controls and the quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report with the Company’s management including, without limitation, a discussion of the quality and not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements as well as in Management’s Discussion and Analysis of Results of Operations and Financial Condition. In addressing the reasonableness of management’s accounting judgments, members of the Audit Committee asked for and received management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and accountants their general preference for conservative policies when a range of accounting options is available.

In its meeting with representatives of the independent accountants, the Audit Committee asked for and received responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions included (i) whether there were any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the accountants themselves prepared and been responsible for the financial statements; (ii) whether, based on the auditors’ experience and their knowledge of the Company, the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements; and (iii) whether, based on their experience and their knowledge of the Company, they be lieve the Company has implemented internal controls that are appropriate for the Company.

The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications.” The Audit Committee also reviewed the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the accountants their independence, and concluded that the non-audit services performed by the accountants are compatible with maintaining their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC.

Audit Committee

Robert A. Baker
Sam P. Bell
G. Samuel Oki

CODE OF ETHICS

On July 3, 2003, the Company adopted a Code of Ethics (the “Code”) applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other employees. Among other provisions, the Code sets forth standards for honest and ethical conduct, full and fair disclosure in public filings and shareholder communications, compliance with laws, rules and regulations, reporting of code violations and accountability for adherence to the Code. The text of the Code has been posted on the Company’s website (www.point360.com). A copy of the Code can be obtained free-of-charge upon written request to:

Corporate Secretary
Point.360
2777 N. Ontario Street
Burbank, CA 91504

MANAGEMENT

Executive Officers and Directors

The directors, director nominees and executive officers of the Company are as follows:

Name	Age	Position

Haig S. Bagerdjian	48	Chairman of the Board of Directors, President and Chief Executive Officer

Alan R. Steel	60	Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary

Robert A. Baker	66	Director

Greggory J. Hutchins	43	Director

Sam P. Bell	68	Director

G. Samuel Oki	54	Director

HAIG S. BAGERDJIAN became Chairman of the Board of the Company in September 2001 and was appointed President and Chief Executive Officer in October 2002. He was Executive Vice President of Syncor International Corporation, a leading provider of radiopharmaceuticals, comprehensive nuclear pharmacy services and medical imaging services, from 1991 to 2002. From 1987 to 1991, he served in several executive level positions at Calmark Holding Corporation. He also was General Counsel for American Adventure, Inc., which was a subsidiary of Calmark Holding. Mr. Bagerdjian received a J.D. from Harvard Law School and is admitted to the State Bar of California. Mr Bagerjian is a director of Innodata Corporation.

ALAN R. STEEL became Executive Vice President, Finance and Administration and Chief Financial Officer of the Company in November 2000. From 1994 to 2000, Mr. Steel was Vice President, Finance and Chief Financial Officer of Advanced Machine Vision Corporation, a Nasdaq listed company involved in research, development, manufacturing and sales of sophisticated vision sorting and defect removal equipment for food, paper, tobacco and other markets. From 1983 to 1994, Mr. Steel was Vice President and Chief Financial Officer of DDL Electronics, Inc., a New York Stock Exchange listed company in the electronics industry. Mr. Steel served as controller of DDL from 1980-1983. Mr. Steel was previously a financial manager for Atlantic Richfield Company and a certified public accountant with Arthur Andersen & Co.

ROBERT A. BAKER is the President and Chief Executive Officer of RAB Associates, a Los Angeles, California-based firm specializing in financial reorganizations, crisis management and equity receiverships, which he founded in 1974. Prior to establishing RAB Associates, Mr. Baker was the President and CEO of American Management Company, a management consulting firm specializing in computer system design and programming.

GREGGORY J. HUTCHINS is a tax partner at Holthouse Carlin & Van Trigt, LLP, a public accounting firm. Prior to joining Holthouse Carlin & Van Trigt in January 1993, Mr. Hutchins served as Senior Tax Manager for KPMG Peat Marwick, managing corporate and high net worth individual clients from August 1984 until December 1992.

SAM P. BELL was President of Los Angeles Business Advisors (LABA) from 1996 to 2004. LABA was comprised of 30 chief executive officers of major companies in the Los Angeles region and focused on high impact projects where their collective resources could be utilized to positively influence the economic vitality of the area. Prior to joining LABA, Mr. Bell was Area Managing Partner of Ernst & Young, certified public accountants, for the Pacific Southwest Region, retiring in 1996 after 39 years with the firm. Mr. Bell currently serves, or has served in the past, in high level positions for numerous charitable and educational concerns, and is a current panel member for the NASDAQ in reviewing filing issues for NASDAQ-listed companies. Mr. Bell is currently a board member of TCW Convertible Securities Fund, Inc., TCW Galileo Funds and Broadway National Bank.

G. SAMUEL OKI has served as President of Meta Information Services, Inc., a database and information management services enterprise, since 1982. Mr. Oki is also active as an officer and board member of a number of closely held companies in the electronic information management sector. Mr. Oki has a B.S. degree in Horticulture from Colorado State University and an M.B.A. from the University of Southern California.

Each executive officer serves in office at the discretion of the Board of Directors, subject to the terms of any employment agreement that may be entered into with such officer.

Compensation of Directors

Each director who is not an employee of the Company is paid a cash fee of $3,000 per quarter, $750 for each meeting attended in person and $500 for each meeting attended telephonically. Board committee members receive $500 for each meeting not held in conjunction with a Board meeting, The chairman of the audit committee receives $5,000 per year, and chairmen of other board committees receive $2,500 per year. Each director also receives an annual fully-vested stock option grant to purchase 7,500 shares at an exercise price equal to the fair market value on the date of any annual meeting at which the director is reelected to the Board. Members of the Board who are not employees of the Company receive options to purchase 15,000 shares of Common Stock upon their initial election to the Board. These options vest in 50% increments over the two-year period following the date of grant. Directors are also reimbursed for travel and othe r reasonable expenses relating to meetings of the Board.

Summary Compensation Table

The following table sets forth the compensation for the Chief Executive Officer (“CEO”) and each executive officer whose salary and bonus for the fiscal year ended December 31, 2004 exceeded $100,000:

Name and Principal Position	Annual Compensation (1)			Long-Term Compensation Awards – Securities Underlying Options - #	All Other Compensation
	Year	Salary	Bonus
Haig S. Bagerdjian	2004	$317,000	$ —	100,000	—
Chairman, President and	2003	278,000	95,000	120,000	—
Chief Executive Officer	2002	139,000	145,000	100,000	—

Alan R. Steel	2004	$207,000	$ —	20,000	2,000 (2)
Executive Vice President,	2003	190,000	45,000	20,000	2,000 (2)
Finance and Administration,	2002	190,000	35,000	6,300	2,000 (2)
Chief Financial Officer,
and Secretary

———————

(1)

In accordance with SEC regulations, this table does not include perquisites and other personal benefits valued at the lesser of $50,000 or 10% of the total salary and bonus for the named executive officer.

(2)

Amounts consist of annual contributions made to the Company’s 401(k) plan for the benefit of the named executive officer.

Stock Options Granted in the Last Fiscal Year

The following table sets forth information with respect to non-qualified stock options granted to the executive officers named in the Summary Compensation Table during the year ended December 31, 2004. The exercise price of each option was at or above the market price of our Common Stock on the option grant date. No stock appreciation rights have been granted by the Company.

Individual Grants

Name and Relationship	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Haig S. Bagerdjian,	100,000	16.4%	$ 2.38	10/12/09	$ 66,000	$ 145,000
Chairman, President and
Chief Executive Officer

Alan R. Steel	20,000	3.3%	$ 2.38	10/12/09	$ 13,000	$ 29,000
Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary

———————

(1)

Options will become exercisable as follows: 25%, 50%, 75% and 100% each of the first four anniversary dates of the grants, respectively. Vesting may be accelerated at the discretion of the plan administrator (currently the Board of Directors [or is it the compensation committee?]) upon liquidation or dissolution of the Company, a merger or consolidation of the Company with or into another entity, the sale of substantially all the assets of the Company, or a purchase or other acquisition of more than 50% of the outstanding capital stock of the Company.

(2)

The potential realizable value shown in this table represents the hypothetical gain that might be realized based on assumed 5% and 10% annual compound rates of stock price appreciation over the full option term. These prescribed rates are not intended to forecast possible future appreciation of the common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year–End Option Values

No options were exercised during the year ended December 31, 2004 by the Company’s executive officers who are named in the Summary Compensation Table. The following table shows the options held by each of the Company’s executive officers who are named in the Summary Compensation Table, and the value of options held at December 31, 2004.

Name	Number of Shares Underlying Unexercised Options at December 31, 2004 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2004(1) Exercisable/Unexercisable
Haig S. Bagerdjian	425,000 / 215,000	$739,000 / $205,000
Alan R. Steel	9,725 / 319,875	$ 14,000 / $117,000

(1)

Amounts are shown as the difference between exercise price and fair market value (based on a December 31, 2004 closing price of $3.62 per share).

1996 and 2000 Stock Option Plans

The Company has adopted two stock option plans, the 1996 Stock Incentive Plan (the “1996 Plan”), and the 2000 Nonqualified Stock Option Plan (the “2000 Plan”) (collectively the “Plans”), covering 900,000 and 2,000,000 shares, respectively, of Common Stock, pursuant to which officers, non-employee directors and employees of the

Company, as well as other persons who render services to or are otherwise associated with the Company, are eligible to receive incentive and/or nonqualified stock options. In July 1999, the Company’s shareholders approved an amendment to the 1996 Plan increasing the number of shares reserved for grant to 2,000,000 and providing for automatic increases of 300,000 shares on each August 1 thereafter to a maximum of 4,000,000 shares. In May 2001, the Board of Directors reduced the number of shares available under the 2000 Plan to 1,500,000.

The terms of the Plans are substantially the same, except that grants of incentive stock options, stock appreciation rights and restricted stock are not permitted under the 2000 Plan. The 1996 Plan expires in May 2006. The 2000 Plan expires in December 2010. The Plans are administered by the Board of Directors [or by the Compensation Committee?]. The selection of participants, allotments of shares, determination of price and other conditions or purchase of options will be determined by the Board or a Stock Option Committee appointed by the Board at its sole discretion in order to attract and retain persons instrumental to the success of the Company. Incentive stock options granted under the 1996 Plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted und er the 1996 Plan to a shareholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. Non-qualified options granted under the Plans may be granted at less than the fair market value of the Common Stock on the date of grant.

Equity Compensation Plan Information

The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2004:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(1))
	(1)
Equity compensation plans approved by shareholders (1)	1,530,722	$ 2.49	1,895,028

Equity compensation plans not approved by shareholders (2)	822,225	$ 3.42	599,800

——————

(1)

The only plan in this category is the 1996 Stock Incentive Plan.

(2)

The only plan in this category is the 2000 Nonqualified Stock Option Plan.

Severance Agreements

Effective September 30, 2003, the Company entered into severance agreements with Messrs. Bagerdjian and Steel. The agreements provide that if Mr. Bagerdjian or Mr. Steel is terminated following a change in control during the term of the agreements other than for cause, disability or without good reason (as defined), then Mr. Bagerdjian and Mr. Steel shall receive a severance payment equal to 275% and 200%, respectively, of the sum of (i) base salary and (ii) the higher of (x) the average bonus earned during the preceding three years or (y) the target annual bonus for the year in which the termination occurs. If terminated under the severance agreement, Mr. Bagerdjian and Mr. Steel would also receive employee benefits for specified periods of time. Furthermore, previously granted stock options shall vest fully. Under certain circumstances, amounts paid pursuant to the severance agreements will be subject to a tax gross-up payme nt if such amounts are subject to an excise tax as contemplated by Section 280G of the Internal Revenue Code. For purposes of the severance agreements, a change of control shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of

35% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not a wholly-owned subsidiary, (iv) a person (other than Executive), as defined in Sections 13(d) and 14 (d) of the Exchange Act, shall acquire 35% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficia lly or of record, in a single transaction or a series of related transactions by one person or more than one person acting in concert), or (v) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company. The severance agreement for Mr. Steel also provides that if the he is terminated by the Company at any time other than for cause (including constructive termination), he is entitled to severance equal to salary and fringe benefits for 18 months multiplied by a fraction, the numerator of which is equal to the number of months remaining until September 30, 2005, and the denominator is 24.

Limitation of Liability and Indemnification Matters

The Company’s Restated Articles of Incorporation limit the liability of its directors. As permitted by amendments to the California General Corporation Law enacted in 1987, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director’s duty to the Company or its shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interest of the Company or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his duty to the Company or its shareholders, or th at show a reckless disregard for his duty to the Company or its shareholders in circumstances in which he was, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, or (iii) based on transactions between the Company and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the California General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission. The Company has been informed that in the opinion of the Securities and Exchange Commission, indemnification provisions, such as those contained in the Company’s Restated Articles of Incorporation, are unenforceable with respect to claims arising under federal securities laws and, therefore, do not eliminate monetary liability of directors.

REPORT OF THE COMPENSATION COMMITTEE ON

EXECUTIVE COMPENSATION

During the fiscal year ended December 31, 2004, the Company had a Compensation Committee of the Board of Directors (the “Committee”) consisting of directors Robert A. Baker, Sam P. Bell and Greggory J. Hutchins. The Committee determines the compensation of the executive officers of the Company, including the compensation of the executive officers named in the Summary Compensation Table above.

The Company’s executive compensation programs are designed to:

•

provide competitive levels of base compensation in order to attract, retain and motivate high quality employees;

•

tie individual total compensation to individual performance and the success of the Company; and

•

align the interests of the Company’s executive officers with those of its shareholders.

The Committee discharges the responsibilities of our Board relating to executive officers, including establishing and reviewing corporate policies, goals and objectives for executive officer compensation, evaluation of their performance, determination of their compensation and management succession planning. The Committee also oversees the administration of our cash and non-cash compensation policies, including stock-based and other incentive plans, for executive officers and employees of, and advisors and consultants to the Company.

Additionally, the Committee recommends to the Board the cash and non-cash compensation policies for non-employee members of our Board, and performs such other functions regarding compensation as the Board may delegate.

To assist it in fulfilling its responsibilities, the Committee may retain outside, independent compensation and governance consultants and counsel.

Compensation Philosophy

The goals of our compensation programs are to align compensation with the achievement of the Company’s business objectives and individual performance against these objectives. The programs also seek to enable the Company to attract, retain and reward executive officers and other key employees who contribute to our success to motivate them to enhance long-term shareholder value. To implement this philosophy:

•

We pay competitively with leading companies with which we compete for talent. We compare our pay practices with available peer group data and selected compensation surveys and set our pay parameters in a range that is competitive and permits us to attract and retain talent.

•

We maintain annual bonus opportunities sufficient to provide incentives to achieve specific operating goals and generate rewards that bring total compensation to competitive levels.

•

We provide equity-based incentives to ensure that executives and other key employees are motivated over the long term to meet our business challenges and opportunities as owners, not just employees.

Base Salary. The Committee annually reviews each executive officer’s base salary, making an objective assessment of individual and corporate performance, level of responsibility, prior experience, breadth of knowledge and competitive pay practices. Weighting of these factors when determining a particular individual’s compensation may vary.

Annual Incentives. Our discretionary bonus plan is a variable pay program under which executive officers and senior managers may earn additional annual compensation. Actual incentive awards earned depend on the extent to which individual and financial performance objectives are achieved.

Long-Term Incentives. Our long-term incentive program currently consists of the 1996 Stock Incentive Plan and the 2000 Nonqualified Stock Option Plan. Stock options granted under the plans utilize vesting periods, generally four years, to encourage key employees to continue in our employ and to provide them with incentives to increase long-term shareholder value. The size of option grants is determined based on competitive practices at leading companies in the industry and our philosophy of significantly linking executive compensation with shareholder interests. In making grants, the Committee may also consider the number, value and vesting of an individual’s outstanding options.

President and Chief Executive Officer Compensation

In determining the compensation of the President and Chief Executive Officer, the Committee focused upon the programs described above.

Mr. Bagerdjian was appointed President and Chief Executive Officer in October 2002. In June 2004, the Committee set his base annual salary at $330,000. In setting this amount, the Committee took into account the scope of Mr. Bagerdjian’s responsibilities and its confidence in him to lead the Company’s continued operational and strategic development.

In fiscal year 2004, Mr. Bagerdjian was granted a stock option to purchase 100,000 shares of our common stock at fair market value on the date of grant. These shares will vest and become exercisable ratably over four years on each anniversary of the grant date. In evaluating Mr. Bagerdjian’s performance, the Committee determined that he had met his individual objectives for the previous year.

The Committee believes that the factors described in this report are significant for determining the Company’s performance, and consequently, compensation of officers; but shareholders should be aware that these are not the only factors which influence Company stock value or overall performance, and that the same factor may not be the most significant in any succeeding period. Also, the achievement of targeted objectives by the Company in any period may not be solely indicative of the Company’s future performance.

Robert A. Baker
Sam P. Bell
Greggory J. Hutchins

COMPARATIVE STOCK PERFORMANCE

The chart below sets forth a line graph comparing the year-end stock price of the Company with that of the Standard and Poor’s Nasdaq National Market Index and Peer Group Index for the period commencing January 1, 2000 and ending December 31, 2004. The graph assumes that $100 was invested on January 1, 2000 in the Common Stock and each index, and that all dividends were reinvested. No dividends have been declared or paid on the Common Stock during such period. The historical price performance data shown on the graph is not necessarily indicative of future price performance.

	ANNUAL RETURN PERCENTAGE
	Years Ending

Company Name / Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Point.360	(73%)	(64%)	35%	145%	(19%)
NASDAQ Index	(39%)	(23%)	(32%)	52%	8%
Peer Group	(52%)	3%	(36%)	33%	(8%)

		INDEXED RETURNS
		Years Ending
	Base Period
Company Name / Index	1/1/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Point.360	$100.00	$27.50	$ 9.82	$13.30	$32.58	$26.33
NASDAQ Non-financial Index	100.00	60.51	46.53	31.85	48.39	52.37
Peer Group	100.00	47.69	49.18	31.42	41.82	38.59

Peer Group Companies
Digital Generation Systems, Inc.
Liberty Media, Inc. (“Liberty”) (for years prior to 2003, the peer company was Ascent Media Group, Inc. – CLA), which was acquired by Liberty in 2003

CERTAIN TRANSACTIONS

During the year ended December 31, 2004, the Company paid $42,180 to Holthouse Carlin & Van Trigt LLP (“HCVT”) for preparation of tax returns and other tax related services. Mr. Hutchins is a partner in HCVT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 1, 2005, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of Point.360’s directors and director nominees; (iii) each executive officer identified in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group:

Name and Address (1)	Shares Owned	Shares Acquirable Pursuant to Stock Options (2)	Total	Approximate Percent of Ownership

Haig S. Bagerdjian	2,225,884	400,000	2,625,884	27%
Julia Stefanko	1,734,668	—	1,734,668	19%
Robert A. Baker	6,500	30,000	36,500	*
Greggory J. Hutchins	10,000	30,000	40,000	*
Sam P. Bell	—	10,000	10,000	*
G. Samuel Oki	1,800	10,000	11,800	*
Alan R. Steel	19,000	9,725	28,725	*

All directors and executive officers as a group	2,263,184	479,725	2,742,909	28%

———————

*Less than 1%

(1)

The address of each beneficial owner listed is 2777 N. Ontario Street, Burbank, CA 91504.

(2)

Represents shares acquirable as of March 25, 2005 and 60 days thereafter.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934 and rules promulgated thereunder, the Company’s directors, executive officers, and any person holding beneficially more than 10% of the Company’s common stock are required to report their ownership of the Company’s securities and any changes in that ownership to the Securities and Exchange Commission and to file copies of the reports with the Company.  Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failures to file by these dates during the last fiscal year.

Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of its directors, executive officers and persons owning more than 10% of the Company’s common stock complied during the year ended December 31, 2004 with the reporting requirements of Section 16(a) of the Exchange Act.

PRINCIPAL ACCOUNTING FIRM’S FEES AND SERVICES

Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) examined, as independent auditors, the financial statements of the Company for the years ended December 31, 2003 and 2004. The following table shows the fees billed to us by Singer Lewak for the audit and other services rendered by Singer Lewak during fiscal 2003 and 2004. The Audit Committee has determined that the non-audit services rendered by Singer Lewak were compatible with maintaining Singer Lewak’s independence.

	2003	2004
Audit Fees (1)	$84,595	$91,200
Audit-Related Fees (2)	9,293	15,000
Tax Fees	—	—
All Other Fees	—	—
Total	$93,888	$106,200

———————

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)

Audit-related fees consisted primarily of accounting consultations, and services rendered in connection with a proposed acquisition and implementation of Sarbanes-Oxley Act internal control requirements.

All audit related and other services rendered by Singer Lewak were pre-approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for us by Singer Lewak. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Board delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting if not approved in conjunction with an Audit Committee Meeting.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Audit Committee Report,” “Report of the Compensation Committee on Executive Compensation,” and “Comparative Stock Performance” shall not be deemed to be incorporated, unless specifically otherwise provided in such filing.

SHAREHOLDER PROPOSALS AT THE NEXT

ANNUAL MEETING OF SHAREHOLDERS

Shareholders of the Company who intend to submit proposals to the Company’s shareholders for inclusion in the Company’s proxy statement and form of proxy relating to the next annual meeting of shareholders must submit such proposals to the Company no later than November 25, 2005 in order to be included in the proxy materials. Shareholder proposals should be submitted to the Corporate Secretary, Point.360, 2777 N. Ontario Street, Burbank, CA 91504.

For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at the 2006 annual meeting, Securities and Exchange Commission rules permit the persons named in the Company’s form of proxy for the next annual meeting to vote proxies in their discretion if the Company (1) receives notice of the proposal before February 10, 2006 and advises shareholders in the 2006 proxy statement about the nature of the matter and how the proxy holders intend to vote or (2) does not receive notice of the proposal before February 10, 2006. Notices of intention to present proposals directly at the 2006 annual meeting should be submitted to the Corporate Secretary, Point.360, 2777 N. Ontario Street, Burbank, CA 91504.

OTHER MATTERS

If any matters not referred to in this proxy statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The Board of Directors is not aware of any such matters that may be presented for action at the meeting.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities an Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder desiring a copy. Shareholders may write to the Company at:

Point.360

Attn: Corporate Secretary

2777 N. Ontario Street

Burbank, CA 91504.

By Order of the Board of Directors,

Alan R. Steel
Executive Vice President,
Finance and Administration

March 25, 2005

APPENDIX A

2005 EQUITY INCENTIVE PLAN
OF
POINT.360

1.

PURPOSES OF THE PLAN

The purposes of the 2005 Equity Incentive Plan (the “Plan”) of Point.360, a California corporation (the “Company”), are to:

1.1

Encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of the Company;

1.2

Encourage selected employees, directors, consultants and advisers to accept or continue employment or association with the Company or its Affiliates; and

1.3

Increase the interest of selected employees, directors, consultants and advisers in the Company’s welfare through participation in the growth in value of the common stock of the Company (the “Common Stock”). All references herein to stock or shares, unless otherwise specified, shall mean Common Stock.

2.

TYPES OF AWARDS; ELIGIBLE PERSONS

2.1

The Administrator (as defined below) may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”); (ii) grant “non-qualified options” (“NQOs,” and together with ISOs, “Options”); (iii) grant or sell Common Stock subject to restrictions (“restricted stock”) and (iv) grant stock appreciation rights (any such right would permit the holder to receive the excess of the fair market value of Common Stock on the exercise date over its fair market value (or a greater base value) on the grant date (“SARs”)), either in tandem with Options or as separate and independent grants. Any such awards may be made to emplo yees, including employees who are officers or directors, and to individuals described in Section 1 of the Plan who the Administrator believes have made or will make a contribution to the Company or any Affiliate (as defined below); provided, however, that only a person who is an employee of the Company or any Affiliate at the date of the grant of an Option is eligible to receive ISOs under the Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant. The term “adviser” includes persons employed by, or otherwise affiliated with, an adviser.

2.2

Except as otherwise expressly set forth in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, hypothecation, or charge, and any such attempted action shall be void. No right or benefit under the Plan shall in any manner be liable for or subject to debts, contracts, liabilities, or torts of any option holder or any other person except as otherwise may be expressly required by applicable law.

3.

STOCK SUBJECT TO THE PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Sections 6.1.1 and 8.2 of the Plan, the total number of shares of Common Stock which may be offered, or issued as restricted stock or on the exercise of Options or SARs under the Plan shall not exceed two million (2,000,000) shares of Common Stock. The shares subject to an Option or SAR granted under the Plan which expire, terminate or are cancelled unexercised shall become available again for grants under the Plan. If shares of restricted stock awarded under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan. Where the exercise price of an Option is paid by means of the optionee’s surrender of previously owned shares of Common Stock or the Company’s withholding of shares otherwise issuable upon exercise of the Option as may be permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the Plan. No eligible person shall be granted Options or other awards during any twelve-month period covering more than five hundred thousand (500,000) shares.

4.

ADMINISTRATION

4.1

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of thereof, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. At the Board’s discretion, the Committee may be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “outside directors” within the meaning of Section 162(m) of the Code. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as the Administrator deems proper and the Board, in its absolute discretion, may at any time and from time to t ime exercise any and all rights and duties of the Administrator under the Plan.

4.2

Subject to the other provisions of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options and SARs and grant or sell restricted stock; (ii) to determine the fair market value of the Common Stock subject to Options or other awards; (iii) to determine the exercise price of Options granted, which shall be no less than the fair market value of the Common Stock on the date of grant, the economic terms of SARs granted, which shall provide for a benefit of the appreciation on Common Stock over not less than the value of the Common Stock on the date of grant, or the offering price of restricted stock; (iv) to determine the persons to whom, and the time or times at which, Options or SARs shall be granted or restricted stock granted or sold, and the number of shares subject to each Option or SAR or the number of shares of restricted stock granted or sold; (v) to construe and interpret the terms and provisions of the Plan, of any applicable agreement and all Options and SARs granted under the Plan, and of any restricted stock award under the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option and SAR granted and award of restricted stock (which need not be identical), including but not limited to, the time or times at which Options and SARs shall be exercisable or the time at which the restrictions on restricted stock shall lapse; (viii) with the consent of the grantee, to rescind any award or exercise of an Option or SAR and to modify or amend the terms of any Option, SAR or restricted stock; (ix) to reduce the purchase price of restricted stock; (x) to accelerate or defer (with the consent of the grantee) the exercise date of any Option or SAR or the date on which the restrictions on restricted stock lapse; (xi) to issue shares of restricted stock to an optionee in connection with th e accelerated exercise of an Option by such optionee; (xii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option. SAR or award of restricted stock; (xiii) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (xiv) to make all other determinations deemed necessary or advisable for the administration of the Plan, any applicable agreement, Option, SAR or award of restricted stock.

4.3

All questions of interpretation, implementation, and application of the Plan or any agreement or Option, SAR or award of restricted stock shall be determined by the Administrator, which determination shall be final and binding on all persons.

5.

GRANTING OF OPTIONS AND SARS; AGREEMENTS

5.1

No Options or SARs shall be granted under the Plan after ten (10) years from the date of adoption of the Plan by the Board.

5.2

Each Option and SAR shall be evidenced by a written agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such grant is made. In the event of a conflict between the terms or conditions of an agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern.

5.3

Each agreement shall specify whether the Option it evidences is an NQO or an ISO, provided, however, all Options granted under the Plan to non-employee directors, consultants and advisers of the Company are intended to be NQOs.

5.4

Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options or SARs under the Plan to persons who are expected to become employees, directors, consultants or advisers of the Company, but are not employees, directors, consultants or advisers at the date of approval.

6.

TERMS AND CONDITIONS OF OPTIONS AND SARS

Each Option and SAR granted under the Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs and SARs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2. SARs shall be subject to the terms and conditions of Section 6.4.

6.1

Terms and Conditions to Which All Options and SARs Are Subject. All Options and SARs granted under the Plan shall be subject to the following terms and conditions:

6.1.1

Changes in Capital Structure. Subject to Section 6.1.2, if the Common Stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company’s subsidiary, appropriate adjustments shall be made by the Administrator, in its sole discretion, in (a) the number and class of shares of stock subject to the Plan and each Option and SAR outstanding under the Plan, and (b) the exercise price of each outstanding Option; provided, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Any adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the unexe rcised portion of the Option. Adjustments under this Section 6.1.1 shall be made by the Administrator, whose determination as to the nature of the adjustments that shall be made, and the extent thereof, shall be final, binding, and conclusive. If an adjustment under this Section 6.1.1 would result in a fractional share interest under an option or any installment, the Administrator’s decision as to inclusion or exclusion of that fractional share interest shall be final, but no fractional shares of stock shall be issued under the Plan on account of any such adjustment.

6.1.2

Corporate Transactions. Except as otherwise provided in the applicable agreement, in the event of a Corporate Transaction (as defined below), the Administrator shall notify each holder of an Option or SAR at least thirty (30) days prior thereto or as soon as may be practicable. To the extent not then exercised all Options and SARs shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may (i) permit exercise of any Options or SARs prior to their termination, even if such Options or SARs would not otherwise have been exercisable, and/or (ii) provide that all or certain of the outstanding Options and SARs shall be assumed or an equivalent Option or SAR substituted by an applicable successor corporation or entity or any A ffiliate of the successor corporation or entity. A “Corporate Transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); iii) a tender offer shall be made and consummated for the ownership of 35% or more of the outstanding voting securities of the Company; (iv) a sale of all or substantially all of the assets of the Company; or (v) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert.

6.1.3

Time of Option or SAR Exercise. Subject to Section 5 and Section 6.3.4, an Option or SAR granted under the Plan shall be exercisable (a) immediately as of the effective date of the of the applicable agreement or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the applicable agreement. However, in no case may an Option or SAR be exercisable until a written agreement in form and substance satisfactory to the Company is executed by the Company and the grantee.

6.1.4

Grant Date. The date of grant of an Option or SAR under the Plan shall be the date approved or specified by the Administrator and reflected as the effective date of the applicable agreement.

6.1.5

Non-Transferability of Rights. Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQOs and SARs, no Option or SAR granted under the Plan shall be assignable or otherwise transferable by the grantee except by will or by the laws of descent and distribution. During the life of the grantee, an Option or SAR shall be exercisable only by the grantee or permitted transferee.

6.1.6

Payment. Except as provided below, payment in full, in cash, shall be made for all Common Stock purchased at the time written notice of exercise of an Option is given to the Company and the proceeds of any payment shall be considered general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a)

Subject to the Sarbanes-Oxley Act of 2002, acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b)

Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c)

Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d)

By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

6.1.7

Withholding and Employment Taxes. At the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the grantee of an Option or SAR shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the holder’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount), which are acquired upon exercise of the Optio n or SAR, withheld by the Company.

6.1.8

Other Provisions. Each Option and SAR granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator, and each ISO granted under the Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.9

Determination of Value. For purposes of the Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a)

If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(b)

In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.10

Option and SAR Term. No Option or SAR shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the applicable agreement (the end of the maximum exercise period stated in the agreement is referred to in the Plan as the “Expiration Date”).

6.2

Terms and Conditions to Which Only NQOs and SARs Are Subject. Options granted under the Plan which are designated as NQOs and SARs shall be subject to the following terms and conditions:

6.2.1

Exercise Price. The exercise price of an NQO and the base value of an SAR shall be the amount determined by the Administrator as specified in the option or SAR agreement, but shall not be less than the fair market value of the Common Stock on the date of grant (determined under Section 6.1.9).

6.2.2

Termination of Employment. Except as otherwise provided in the applicable agreement, if for any reason a grantee ceases to be employed by the Company or any of its Affiliates, Options that are NQOs and SARs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within ninety (90) days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.2.2, “employment” includes service as a director, consultant or adviser. For purposes of this Section 6.2.2, a grantee’s employment shall not be deemed to terminate by reason of the grantee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the gran tee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.3

Terms and Conditions to Which Only ISOs Are Subject. Options granted under the Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1

Exercise Price. The exercise price of an ISO shall not be less than the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted. The exercise price of an ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Stockholder”) shall in no event be less than one hundred ten percent (110%) of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

6.3.2

Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to the Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two (2) years from the date of grant of the Option or within one year after the issuance of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3

Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of the Plan for Options granted on that date.

6.3.4

Term. Notwithstanding Section 6.1.10, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five (5) years after the date of grant.

6.3.5

Termination of Employment. Except as otherwise provided in the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are ISOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of termination (but in no event after the Expiration Date). For purposes of this Section 6.3.5, an optionee’s employment shall not be deemed to terminate by reason of the optionee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.4

Terms and Conditions Applicable Solely to SARs. In addition to the other terms and conditions applicable to SARs in this Section 6, the holder shall be entitled to receive on exercise of an SAR only Common Stock at a fair market value equal to the benefit to be received by the exercise.

7.

MANNER OF EXERCISE

7.1

An optionee wishing to exercise an Option or SAR shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and/or withholding taxes as provided in Sections 6.1.6 and 6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by the applicable payment will be considered as the date such Option or SAR was exercised.

7.2

Promptly after receipt of written notice of exercise and the applicable payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the holder or other person entitled to exercise the Option or SAR, deliver to the holder or such other person a certificate or certificates for the requisite number of shares of Common Stock. A holder or permitted transferee of an Option or SAR shall not have any privileges as a stockholder with respect to any shares of Common Stock to be issued until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.

RESTRICTED STOCK

8.1

Grant or Sale of Restricted Stock.

8.1.1

No awards of restricted stock shall be granted under the Plan after ten (10) years from the date of adoption of the Plan by the Board.

8.1.2

The Administrator may issue Common Stock under the Plan as a grant or for such consideration (including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes) as determined by the Administrator. Common Stock issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Administrator. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Administrator. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares may be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to thi s Section 8 shall be subject to a purchase or grant agreement, which shall be executed by the Company and the prospective recipient of the Common Stock prior to the delivery of certificates representing such stock to the recipient. The purchase or grant agreement may contain any terms, conditions, restrictions, representations and warranties required by the Administrator. The certificates representing the shares shall bear any legends required by the Administrator. The Administrator may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Administrator may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Administrator in its sole discretion, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligati on. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

8.2

Changes in Capital Structure. In the event of a change in the Company’s capital structure, as described in Section 6.1.1, appropriate adjustments shall be made by the Administrator, in its sole discretion, in the number and class of restricted stock subject to the Plan and the restricted stock outstanding under the Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

8.3

Corporate Transactions. In the event of a Corporate Transaction, as defined in Section 6.1.2 hereof, to the extent not previously forfeited, all restricted stock shall be forfeited immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may remove any restrictions as to any restricted stock. The Administrator may, in its sole discretion, provide that all outstanding restricted stock participate in the Corporate Transaction with an equivalent stock substituted by an applicable successor corporation subject to the restriction.

9.

EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in the Plan or any Option granted under the Plan shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate the employment, consulting or advising of any optionee or restricted stock holder at any time, nor confer upon any optionee or restricted stock holder any right to continue in the employ of, or consult with, or advise, the Company or any of its Affiliates.

10.

CONDITIONS UPON ISSUANCE OF SHARES

10.1

Securities Act. Shares of Common Stock shall not be issued pursuant to the exercise of an Option or the receipt of restricted stock unless the exercise of such Option or such receipt of restricted stock and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.2

Non-Compete Agreement. As a further condition to the receipt of Common Stock pursuant to the exercise of an Option or the receipt of restricted stock, the optionee or recipient of restricted stock may be required not to render services for any organization, or engage directly or indirectly in any business, competitive with the Company at any time during which (i) an Option is outstanding to such Optionee and for six (6) months after any exercise of an Option or the receipt of Common Stock pursuant to the exercise of an Option and (ii) restricted stock is owned by such recipient and for six (6) months after the restrictions on such restricted stock lapse. Failure to comply with this condition shall cause such Option and the exercise or issuance of shares thereunder and/or the award of restricted stock to be rescinded and the benefit of such exercise, issuance or award to be repaid to the Company ..

11.

NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

12.

MARKET STAND-OFF

Each optionee, holder of an SAR or recipient of restricted stock, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options, SARs or receipt of restricted stock during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to a registration statement of the Company which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act and the restriction period shall not exceed 90 days after the registration statement becomes effective.

13.

AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue the Plan. Without the consent of an optionee, holder of an SAR or holder of restricted stock, no amendment, alteration, suspension or discontinuance may adversely affect such person’s outstanding Option(s), SAR(s) or the terms applicable to restricted stock except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to ISOs. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.

14.

EFFECTIVE DATE OF PLAN; TERMINATION

The Plan shall become effective upon adoption by the Board; provided, however, that no Option or SAR shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders’ meeting, is obtained within twelve (12) months after adoption by the Board. If any Options or SARs are so granted and stockholder approval shall not have been obtained within twelve (12) months of the date of adoption of the Plan by the Board, such Options and SARs shall terminate retroactively as of the date they were granted. Awards may be made under the Plan and exercise of Options and SARs shall occur only after there has been compliance with all applicable federal and state securities laws. The Plan (but not Options and SARs previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board. Termination shall not affect any outstanding Options or SARs or the terms applicable to previously awarded restricted stock.

POINT.360

ANNUAL MEETING OF SHAREHOLDERS – MAY 4, 2005

THIS PROXY IS SOLICITED ON BEHALF OF POINT.360

The undersigned hereby appoints Haig S.Bagerdjian and Alan R. Steel and each of them, with full power of substitution, as proxies and with all powers the undersigned would possess if  personally  present,  to vote all of the shares of Common Stock, no par value per share (the "Common Stock"),  of Point.360 (the "Company")  that the  undersigned  is entitled to vote at the Annual  Meeting of Shareholders of the Company to be held at 3:00 p.m., local time, on Wednesday, May 4, 2005, and at any adjournments or postponements thereof, at the facilities of the Company,  located at 2777 N. Ontario Street,  Burbank,  CA 91504, as directed herein upon the matters set forth on the reverse  side hereof and  described  in the  accompanying  Notice of Annual Meeting of Shareholders  and Proxy Statement and upon such othe r  matters as may  properly  be brought  before  such  meeting according to their sole discretion.

        Receipt  of the  Notice of Annual  Meeting  and the Proxy  Statement  is hereby acknowledged.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

Please sign, date and return promptly in the enclosed envelope.

X

Please mark your vote in blue or black ink as shown here

1) Election of

VOTE FOR

WITHHOLD

NOMINEES:

Haig S. Bagerdjian

     five directors

ALL NOMINEES

AUTHORITY

Robert A. Baker

     for a one year

☐

FOR ALL

Greggory J. Hutchins

     term.

NOMINEES ☐

Sam P. Bell

G. Samuel Oki

FOR ALL EXCEPT ☐

(See instructions below)

2)  Approval of the 2005 Equity Incentive Plan of Point.360.

FOR   ☐

AGAINST   ☐

         ABSTAIN   ☐

3)  To ratify an approve Singer Lewak Greenbaum & Goldstein LLP as independent auditors for the fiscal year ending

      December 31, 2005.

FOR   ☐

AGAINST   ☐

         ABSTAIN   ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.  AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER.  THE VOTING POWER GRANTED TO THE PROXY HOLDERS INCLUDES THE POWER TO VOTE CUMULATIVELY IN THE ELECTION OF DIRECTORS IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXY HOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE  ‘FOR” THE APPROVAL OF THE 2005 STOCK INCENTIVE PLAN OF POINT.360, AND “FOR” THE RATIFICATION AND APPROVAL OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature of Shareholder

Date:

_____________________________________________

__________________________

Signature of Shareholder

Date:

_____________________________________________

__________________________

NOTE: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

POINT.360

May 4, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯   Please detach along perforated line and mail in the envelope provided.    ¯